Exhibit 21

SUBSIDIARIES OF LIZ CLAIBORNE, INC.

   C & C California, Inc.                                      California
   Claiborne Limited                                           Hong Kong
   Cleo Acquisition                                            Delaware
   Enyce, L.L.C.                                               Delaware
   Enyce Holding LLC                                           Delaware
   DB Newco Corp.                                              Delaware
   Juicy Couture, Inc.                                         California
   L.C. Augusta, Inc.                                          Delaware
   L.C. Caribbean Holdings, Inc.                               Delaware
   L.C. Libra, LLC                                             Delaware
   L.C. Licensing, Inc.                                        Delaware
   L.C. Service Company, Inc.                                  Delaware
   L.C. Special Markets, Inc.                                  Delaware
   L.C.K.C., LLC                                               Delaware
   LCI Acquisition U.S., Inc.                                  Delaware
   LCI Holdings, Inc.                                          Delaware
   LCI Investments, Inc.                                       Delaware
   LCI Laundry, Inc.                                           California
   Liz Claiborne 1 B.V.                                        Netherlands
   Liz Claiborne 2 B.V.                                        Netherlands
   Liz Claiborne 3 B.V.                                        Netherlands
   Liz Claiborne Accessories, Inc.                             Delaware
   Liz Claiborne Accessories-Sales, Inc.                       Delaware
   Liz Claiborne B.V.                                          Netherlands
   Liz Claiborne (Canada) Limited                              Canada
   Liz Claiborne Columbia, Ltda.                               Columbia
   Liz Claiborne Cosmetics, Inc.                               Delaware
   Liz Claiborne De El Salvador, S.A., de C.V.                 El Salvador
   Liz Claiborne de Mexico, S.A. de C.V.                       Mexico
   Liz Claiborne do Brasil Industria E Comercio Ltda.          Brazil
   Liz Claiborne Europe                                        U.K.
   Liz Claiborne Export, Inc.                                  Delaware
   Liz Claiborne Foreign Holdings, Inc.                        Delaware
   Liz Claiborne Foreign Sales Corporation                     US Virgin Islands
   Liz Claiborne GmbH                                          Germany
   Liz Claiborne International Limited                         Hong Kong
   Liz Claiborne (Israel) Ltd.                                 Israel
   Liz Claiborne Japan, Inc.                                   Delaware
   Liz Claiborne (Malaysia) SDN.BHD                            Malaysia
   Liz Claiborne Operations (Israel) 1993 Limited              Israel
   Liz Claiborne Puerto Rico, Inc.                             Delaware
   Liz Claiborne Sales, Inc.                                   Delaware
   Liz Claiborne, S.A.                                         Costa Rica
   Liz Claiborne Shoes, Inc.                                   Delaware
   Lucky Brand Dungarees, Inc.                                 Delaware
   Lucky Brand Dungarees Stores, Inc.                          Delaware
   Mexx Canada, Inc.                                           Canada
   Mexx Europe Holding B.V.                                    Netherlands
   Mexx Holding International B.V.                             Netherlands
   Monet International, Inc.                                   Delaware
   Monet Puerto Rico, Inc.                                     Delaware
   Segrets, Inc.                                               Delaware
   Textiles Liz Claiborne Guatemala, S.A.                      Guatemala